Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Provides Business Update
Comparable Restaurant Revenues Improving Sequentially with the Expansion of Outdoor Seating Capacity
Company to Present at the J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum on September 14

Greenwood Village, CO – September10, 2020 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today provided a business update.
Paul J.B. Murphy III, Red Robin's President and Chief Executive Officer, said, "We are encouraged by our improving comparable sales trend over the past several weeks as we continue to expand our seating capacity primarily through outdoor dining. Looking ahead, we expect to build further momentum from the implementation and related seating expansion of all-weather tents and booth partitions by early in the fourth quarter along with indoor dining rooms beginning to re-open in California. Off-premise sales also remain strong as Guests continue to seek out our craveable, high-quality food through the convenience of carryout and third-party delivery. As we navigate through the pandemic, our Team Members are doing an incredible job prioritizing health and safety protocols while delivering consistent, quality execution of our brand promise with continued, record guest satisfaction scores."
Preliminary net comparable restaurant revenues and average net sales per restaurant through the week ended September 6, 2020 are as follows:

	Week ended
Company-owned Restaurants(1)	2-Aug	9-Aug	16-Aug	23-Aug	30-Aug	6-Sep(2)
Weekly Net Comparable Restaurant Revenues	-35.4%	-32.9%	-30.6%	-26.1%	-22.1%	-21.9%
Average Net Sales per Restaurant	$37,239	$38,031	$39,099	$40,348	$39,865	$39,593
# of Comparable Company-operated Restaurants	412	412	412	412	412	412
(1) Net sales performance for restaurants re-opened for full fiscal week presented. Restaurant count shown is as of the end of fiscal week presented.
(2) The Labor Day holiday shifted one week later in 2020, negatively impacting comparable restaurant revenues by approximately 3% to 5% for the fiscal week ended September 6, 2020.
Company-owned Restaurants with Open Indoor Dining Rooms
As of September 6, 2020, the Company is operating approximately 349 indoor dining rooms with limited capacity, representing 85% of 412 currently open Company-operated restaurants.
Preliminary net comparable restaurant revenues and average net sales per restaurant through the week ended September 6, 2020 are as follows:

	Week ended
Company-owned Restaurants with Open Indoor Dining Rooms(3)	2-Aug	9-Aug	16-Aug	23-Aug	30-Aug	6-Sep(2)
Weekly Net Comparable Restaurant Revenues	-30.4%	-27.9%	-25.2%	-21.1%	-17.1%	-16.1%
Average Net Sales per Restaurant	$39,058	$39,808	$40,823	$41,831	$41,300	$41,160
# of Comparable Company-operated Restaurants	348	346	342	343	344	349
(3) Net sales performance for restaurants with open indoor dining rooms for the full fiscal week presented. Restaurant count shown is as of the end of the fiscal week presented.
Balance Sheet and Liquidity
As of September 6, 2020, the Company had liquidity of approximately $104 million comprising cash and cash equivalents and available capacity under its credit facility.
Virtual Conference Participation
The Company will be holding investor meetings and participating in a virtual fireside chat discussion at the J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum. Red Robin's fireside chat discussion will be held on Monday, September 14, 2020, at 12:20 PM Eastern Time.
Investors and interested parties may listen to a webcast of this fireside chat discussion by visiting the Company's website at www.redrobin.com under the investor relations section.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to Guests of all ages. At Red Robin, burgers are more than just something Guests eat; they're a bonding experience that brings together friends and families, kids and adults. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts, and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers and cocktails. It's now easy to take Red Robin anywhere with online ordering for to-go and Gourmet Burger Bar catering. There are more than 540 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.

Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's improved sales trajectory, seating expansion and booth partition implementation, re-opening of California restaurants, guest satisfaction scores, preliminary results including weekly net comparable restaurant revenue and average net sales per restaurant, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "will," or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including the potential for a complete shutdown of Company restaurants; the extent of the impact of the COVID-19 pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic; the duration and scope of COVID-19 related government orders and restrictions including in California where a substantial number of our restaurants are located; economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19; the effect of the COVID-19 pandemic on labor, staffing, and changes in unemployment rate; the ability to achieve significant cost savings; the Company's ability to defer lease or contract payments or otherwise obtain concessions from landlords, vendors, and other parties in light of the impact of the COVID-19 pandemic; the economic health of the Company's landlords and other tenants in retail centers in which restaurants are located, suppliers, licensees, vendors, and other third parties providing goods or services to the Company; our ability to implement our seating expansion plans and the timing thereof, including factors that are under the control of government agencies, landlords and other third parties; adverse weather conditions in regions in which the Company's restaurants are located and the timing thereof; the impact of political protests and curfews imposed by state and local governments; the effect of the COVID-19 pandemic on our supply chain and the cost, availability, and timing of obtaining key products, distribution, labor, and energy; the effectiveness of the Company's marketing and menu strategies and promotions; the effectiveness of the Company's strategic initiatives including service model, technology solutions, and sales building initiatives; the cost and availability of capital or credit facility borrowings; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253
2